EXHIBIT 10.1

                      EMPLOYMENT AND NON-COMPETE AGREEMENT

         This Employment and Non-Compete Agreement (the "Agreement"), is made as of this 8th day of March, 2001 by and between JDK ENTERPRISES, INC. (the "Company") and DAVID M. SCOTT ("Employee").

                                    RECITALS:

         A. Employee is currently an employee of the Company;

         B. Simultaneously with the execution of this Agreement, the Company, all of the individual shareholders of the Company, United American Companies, Inc. ("UAC") and JDK Acquisition Corp. (a wholly-owned subsidiary of UAC) have entered into that certain Merger Agreement (the "Merger Agreement").

         C. Subject to the consummation of the transactions contemplated by the Merger Agreement (the "Closing"), the Company and Employee desire to enter into this Agreement to set forth the terms of Employee's employment relationship with the Company.

         NOW, THEREFORE, for and in consideration of the compensation and benefits to be provided to Employee by the Company hereunder, the services and the covenant not to compete provided herein by Employee, and other good and valuable consideration, the parties agree as follows:

         1.       Definitions.


                  (a) "Company Customer" means (i) any person, firm, corporation or other entity which at the time of the termination of the Term of Employment was, or within one (1) year prior thereto had been, a customer of Company in connection with any Competitive Activity (defined below), or (ii) any person, firm, corporation or other entity which the Company has targeted and contacted in the three (3) months immediately preceding the termination of Employee's employment for the purpose of establishing a customer relationship in connection with any of the Competitive Activity referred to above.

                  (b) "Competitive Activity" means the wholesale or retail sale of mens, ladies and childrens apparel.

                  (c)  "Confidential   Information"  means  any  information  or
material   which  is  proprietary  to  the  Company  or  UAC  or  designated  as
Confidential Information by the Company or UAC, whether or not owned or developed by the Company or UAC, which is not generally known other than by the Company or UAC, and which Employee may obtain knowledge of through or as a result of the relationship established hereunder with the Company or UAC. Confidential Information also includes any information which the Company or UAC obtains from any third party which the Company or UAC treats as proprietary or designates as Confidential Information. Without limiting the generality of the foregoing, Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or still in development): designs, concepts, drawings, ideas, inventions, specifications, techniques, discoveries, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, know-how, new product or new technology information, marketing techniques and materials, marketing plans, timetables, strategies and development plans (including prospective trade names or trademarks), customer names, employee lists, and other information related to customers, pricing policies, and financial information. Confidential Information shall not include information that (i) is now or later becomes generally available to the public (other than as a result of a breach of this Agreement); (ii) is independently developed by Employee after his employment with the Company is terminated or otherwise ceases; (iii) Employee lawfully obtains from any third party who has lawfully obtained such information (unless Employee knows the Company and/or UAC treats such information as confidential); or (iv) is later published or generally disclosed to the public by the Company or UAC.

                  (d) "For Cause" with regard to Employee means any one of the following, as reasonably determined by the Company's Board of Directors: (i) The commission of any act by Employee that, if prosecuted, would constitute a felony, or the commission of or conviction for, or the pleading by Employee of no contest to, any crime or act of dishonesty, fraud, moral turpitude, or discrimination or harassment; (ii) The failure by Employee (other than due to his death or disability as addressed in Section 5(a) below) to continue to work on a full time basis for the Company; (iii) Drug or alcohol abuse by Employee; and (iv) The failure by Employee to perform or observe any provision of this Agreement, and such failure has not been cured within ten (10) business days after written notice from the Company to Employee.

         2. Employment. For the Term of Employment (as defined in Section 3 below), the Company will employ Employee as President or in a substantially similar position relative to the Company's business. Employee shall devote his full business time and best efforts to rendering services on behalf of the Company. Employee shall perform such duties as are concomitant with the position as set forth above or as otherwise determined by the Board of Directors of the Company. The Company shall not require Employee to relocate his personal residence outside of Alamance County, North Carolina; provided, however, the Company may require Employee to travel from time to time on business related trips outside of North Carolina.

         3. Term of Employment. The term of Employee's employment with the Company hereunder shall commence upon the date of Closing (the "Closing Date") and shall terminate sixty (60) months from the Closing Date, unless terminated earlier pursuant to Section 5 below (the "Term of Employment").

         4. Compensation for Employment Duties. During the Term of Employment, Employee will be entitled to receive the following compensation and benefits in consideration of his duties as stated in Section 2 above:

                  (a) Base Salary. The Company agrees to pay Employee an annual salary of $114,000.000 (the "Base Salary") payable on normal payroll payment dates. The Base Salary may be increased by the Company's Board of Directors from time to time based upon Employee's performance and the performance of the Company. The Base Salary shall remain at least this amount provided gross revenues and/or net profits of the Company do not fall below the Company's gross revenues and/or net


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

profits as reflected in the Company's 2001 year end financial statements. All payments are subject to such deductions and withholdings as required by law and under Company policy or practice.

                  (b) Bonuses. Employee will be eligible to receive a discretionary bonus to be determined by the Company's Board of Directors, which will be based upon increases over budget for gross revenues, EBITDA and free cash-flow available to UAC.

                  (c) Employee Benefits. Employee will be entitled to participate (or continue to participate as the case may be) in employee benefits programs provided and made available to all salaried employees at the Company (the "Employee Benefits"). Employee may participate in any similar plan adopted by UAC to the extent permitted by and subject to: (i) applicable law, (ii) the terms and conditions of the Company's current benefits programs, and (iii) the terms and conditions of any employee benefits programs adopted by UAC.

                  (d) Stock Options. As soon as practicable following the Closing, Employee will be granted stock options to purchase 100,000 shares of UAC common stock pursuant to a Stock Option Plan to be adopted by the Board of Directors of UAC, with such terms, conditions, and restrictions, including exercise price and vesting schedule, as determined by the UAC Board of Directors.

                  (e) Expenses. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of the Company subject to compliance with the expense reimbursement policies of the Company and in sufficient detail to comply with Internal Revenue Services regulations.

         5.       Termination and Severance.
                  -------------------------

                  (a) The Term of Employment shall terminate automatically if Employee dies or becomes totally disabled from performing his job responsibilities for a period of six (6) months or more, whereupon Employee (or his estate) will be entitled to all Base Salary and Employee Benefits which have accrued through the date of death or such disability.

                  (b) The Company may at any time, without advance notice, terminate the Term of Employment subject to the following:

                           (1)      In the event of a termination not For Cause,
Employee shall receive (i) all Base Salary and Employee Benefits accrued through the date of Employee's termination, and (ii) one year's Base Salary payable as severance in equal installments based on normal payroll payment dates or sooner in the discretion of the Company's Board of Directors (items (i) and (ii) herein are collectively referred to as the "Severance Payment"). Notwithstanding anything herein to the contrary, on the date of Employee's termination not For Cause, Employee expressly acknowledges that the Company shall have no further obligation to provide any payments to Employee other than the Severance Payment and such other payments, if any, required under any of the Company's employee benefit plans in which the Employee is participating on the date the Employee's employment with the Company is terminated not For Cause.

                           (2)      In the  event of a  termination  For  Cause,
Employee shall receive all Base Salary and Employee


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Benefits accrued through the date of Employee's termination.  Employee expressly acknowledges that upon Employee's termination For Cause, the Company shall have no further obligation to provide any payments other than accrued but unpaid Base Salary and Employee Benefits and such other payments, if any, required under any of the Company's employee benefit plans in which the Employee is participating on the date the Employee's employment with the Company is terminated For Cause.

                           (3)      All payments made pursuant to this Section 5
are subject to such deductions and withholdings as required by law and under Company policy or practice.

         6. Advisory Committee. Within a reasonable time after the Closing, the Board of Directors of the Company shall form an advisory committee by designating the identity and number of individuals to serve on such committee (the "Advisory Committee"). The Advisory Committee shall exercise such authority as determined by the Board of Directors. The Employee shall serve on the Advisory Committee during the Employee's employment with the Company along with others to be named by the Board of Directors.

         7. Confidential Information. Employee acknowledges that during Employee's employment with the Company, he will have access to Confidential Information, and Employee agrees that he will not make any unauthorized use or disclosure, or otherwise misappropriate, such Confidential Information during the Term of Employment or at any time thereafter.

         8. Covenant Not to Compete.

                  (a) Employee agrees that he will not, during the Employee's employment with the Company (whether for the Term of Employment contemplated by this Agreement or longer) and for a period of three (3) years after such employment has terminated or ended (for whatever reason): (i) Solicit, encourage or support any employee or independent contractor of the Company to terminate his or her relationship with the Company, who has not ceased to be an employee or independent contractor of the Company for a period of three (3) years; (ii) Solicit, encourage or support any supplier of goods or services to the Company to discontinue doing, reduce the amount of, or transfer all or part of its business with the Company or otherwise interfere or attempt to interfere with any business relationship between the Company or any of such suppliers, (iii) Solicit, encourage or support any Company Customer to discontinue doing, reduce the amount of or transfer all or part of its business with the Company; or (iv) Engage in any Competitive Activity within the United States as an employee, agent, officer, consultant, adviser, director, or owner of any interest in (except for ownership of a minor percentage of stock in a "public" competitor) any entity that engages in any Competitive Activity, or provide any financing or other credit enhancement related thereto.

                  (b) Employee  acknowledges  that all of the provisions of this
Section 8 are fair and necessary to protect the interests of the Company. Employee acknowledges and agrees that irreparable injury will result to the Company from any breach of this Section 8, and that there is no adequate remedy at law to redress a breach or threatened breach. As a result of the foregoing, Employee acknowledges and agrees that the parties seeking to enforce any provisions of this Section 8 shall be entitled to an injunction or other equitable relief against him to restrain him from such breach; provided that nothing contained herein shall prohibit the Company, or any of its subsidiaries or affiliates, from


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

pursuing any other remedy it may have. Such injunctive relief shall not preclude the Company from recovering whatever damages it can establish.

                  (c) Notwithstanding anything herein to the contrary, the Employee shall not be subject to the provisions of paragraphs (a) and (b) of this Section 8 if the Company fails to timely satisfy all payments to the Employee required by Section 5(b)(2) of this Agreement; provided, however, a waiver to any such payments by the Employee shall not be construed as relieving the Employee from complying with paragraphs (a) and (b) of this Section 8 unless the Board of Directors expressly consent in writing to such waiver.

         9. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) three (3) days following deposit in the United States Mail, with proper postage, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the addresses as set forth below (or to such other addresses as a party may designate by notice to the other parties):

EMPLOYEE:
--------
                           David M. Scott

                           ---------------------------
                           ---------------------------

COMPANY:                   JDK Enterprises, Inc.
--------
                           c/o United American Companies, Inc.
                           6000 Fairview Road, Suite 1200
                           Charlotte, North Carolina 28210
                           Attention: President

         10. Surrender of Materials Upon Termination. Promptly upon termination of Employee's employment with the Company, whether voluntary or otherwise, Employee shall surrender to the Company all property belonging to the Company, including, but not limited to, Confidential Information, equipment and supplies, records, notes, materials, drawings, photographs, computer-generated or computer-retrievable data, computer programs, customer lists, and other writings or recordings of any kind relating to the actual or anticipated business of the Company or to Confidential Information. Employee agrees that Employee shall have no proprietary interest in any work product developed or used by Employee and arising out of employment by the Company or prior ownership of the Company.

         11. Severability. If for any reason the provisions of any portion of this Agreement shall be declared invalid or unenforceable, the invalid or unenforceable provision or provisions shall to that extent be deemed removed and the remaining provisions shall continue to be enforced according to their terms. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12. Entire Agreement. This Agreement is intended to be the final expression of the Company's agreement and is the full and complete statement of the terms and conditions thereof,


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

notwithstanding any representation or statement to the contrary made by or on behalf of the Company. The Company and Employee agree that any and all prior agreements (oral or written) between the Company and Employee are hereby revoked. This Agreement may be modified or amended only by written instrument signed by each of the parties.

         13. Survival of All Covenants. Notwithstanding any provision of this Agreement to the contrary, if the employment of the Employee with the Company hereunder is terminated or ended for any reason, the provisions and covenants of this Agreement shall nevertheless remain in full force and effect in accordance with their respective terms and shall be enforceable in law and/or equity after Employee's termination.

         14. Assignment; Successors and Assigns. In no case shall Employee assign any of his rights or obligations under this Agreement. Subject only to the preceding sentence, this Agreement shall be binding in all respects upon, and inure to the benefit of, the successors and assigns of the parties.

         15. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of North Carolina without giving effect to its choice of law principles or provisions.

         16. Condition Precedent. The effectiveness of this Agreement and the obligations hereunder is specifically contingent upon the Closing.

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         IN WITNESS WHEREOF, the undersigned hereby executed this Employment and
Non-Compete Agreement as of the day and year first above written.


                                       COMPANY:

                                      JDK ENTERPRISES, INC.

                                            /s/ Arnold E. Pitoniak
                                      ---------------------------------------
                                      By:   Arnold E. Pitoniak
                                      Its:  Chief Executive Officer

                                           [CORPORATE SEAL]


                                    EMPLOYEE:


                                       /s/ David M. Scott                 (SEAL)
                                    --------------------------------------
                                    David M. Scott, Individually